EXHIBIT 11.1
STATEMENT REGARDING COMPUTATION OF PER EARNINGS SHARE

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

12 months ended December 31, 2002	9,399,374	9,611,108	$5,001,480	$0.53	$0.52
12 months ended December 31, 2003	9,566,059	9,875,141	$6,925,219	$0.72	$0.70
12 months ended December 31, 2004	9,695,500	10,054,691	$8,214,527	$0.85	$0.82

12 months ended December 31, 2002	Basic		Diluted

Average Shares Outstanding	9,399,374		9,399,374
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		57,455
Average Option Price		$3.14
Total Exercise Cost		$180,409
Shares Repurchased		16,876
Net Shares from Option - Plan 2			40,579
Options - Plan 3		452,541
Average Option Price		$6.90
Total Exercise Cost		$3,122,533
Shares Repurchased		292,098
Net Shares from Option - Plan 3			160,443
Options - Plan 4		464,960
Average Option Price		$12.60
Total Exercise Cost		$5,858,496
Shares Repurchased		548,035
Net Shares from Option - Plan 4			0
Options - Plan 5		54,032
Average Option Price		$9.52
Total Exercise Cost		$514,385
Shares Repurchased		48,118
Net Shares from Option - Plan 5			5,914
Options - EFA Non-qualified		85,500
Average Option Price		$10.18
Total Exercise Cost		$870,390
Shares Repurchased		81,421
Net Shares from Option - EFA Non-qualified			4,079
Options - CGB Qualified		40,495
Average Option Price		$10.59
Total Exercise Cost		$428,842
Shares Repurchased		40,116
Net Shares from Option - CGB Qualified			379
Options - CGB Non-qualified		45,552
Average Option Price		$10.61
Total Exercise Cost		$483,307
Shares Repurchased		45,211
Net Shares from Option - CGB Non-qualified			341
Options - Moneta		187,241
Average Option Price		$12.44
Total Exercise Cost		$2,329,278
Shares Repurchased		217,893
Net Shares from Option - Moneta			0
Stock Appreciation Rights		70,388
Average Stock Appreciation Rights Price		$12.13
Total Exercise Cost		$853,806
Shares Repurchased		79,870
Net Shares from Stock Appreciation Rights			0

Gross Shares	9,399,374		9,611,108
Price		$10.69

Moneta options and Stock Appreciation Rights are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the quarter.

12 months ended December 31, 2003	Basic		Diluted

Average Shares Outstanding	9,566,059		9,566,059
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,836
Net Shares from Option - Plan 2			7,364
Options - Plan 3		401,144
Average Option Price		$6.94
Total Exercise Cost		$2,783,939
Shares Repurchased		209,319
Net Shares from Option - Plan 3			191,825
Options - Plan 4		542,500
Average Option Price		$12.13
Total Exercise Cost		$6,580,525
Shares Repurchased		494,776
Net Shares from Option - Plan 4			47,724
Options - Plan 5		327,057
Average Option Price		$11.85
Total Exercise Cost		$3,875,625
Shares Repurchased		291,400
Net Shares from Option - Plan 5			35,657
Options - EFA Non-qualified		90,236
Average Option Price		$10.13
Total Exercise Cost		$914,091
Shares Repurchased		68,729
Net Shares from Option - EFA Non-qualified			21,507
Options - CGB Qualified		17,568
Average Option Price		$10.73
Total Exercise Cost		$188,505
Shares Repurchased		14,173
Net Shares from Option - CGB Qualified			3,395
Options - CGB Non-qualified		10,816
Average Option Price		$11.32
Total Exercise Cost		$122,437
Shares Repurchased		9,206
Net Shares from Option - CGB Non-qualified			1,610
Options - Moneta		191,951
Average Option Price		$12.46
Total Exercise Cost		$2,391,709
Shares Repurchased		179,828
Net Shares from Option - Moneta			0
Stock Appreciation Rights		65,916
Average Stock Appreciation Rights Price		$11.91
Total Exercise Cost		$785,060
Shares Repurchased		59,027
Net Shares from Stock Appreciation Rights			0

Gross Shares	9,566,059		9,875,141
Price		$13.30

Moneta options and Stock Appreciation Rights are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the quarter.

12 months ended December 31, 2004	Basic		Diluted

Average Shares Outstanding	9,695,500		9,695,500
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,287
Net Shares from Option - Plan 2			7,913
Options - Plan 3		316,913
Average Option Price		$7.43
Total Exercise Cost		$2,354,664
Shares Repurchased		160,399
Net Shares from Option - Plan 3			156,514
Options - Plan 4		546,413
Average Option Price		$12.30
Total Exercise Cost		$6,720,880
Shares Repurchased		457,826
Net Shares from Option - Plan 4			88,587
Options - Plan 5 - Omnibus		450,853
Average Option Price		$12.25
Total Exercise Cost		$5,522,949
Shares Repurchased		376,223
Net Shares from Option - Plan 5			74,630
Options - EFA Non-qualified		86,571
Average Option Price		$10.10
Total Exercise Cost		$874,367
Shares Repurchased		59,562
Net Shares from Option - EFA Non-qualified			27,009
Options - CGB Qualified		498
Average Option Price		$11.67
Total Exercise Cost		$5,812
Shares Repurchased		396
Net Shares from Option - CGB Qualified			102
Options - CGB Non-qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		194,994
Average Option Price		$12.48
Total Exercise Cost		$2,433,525
Shares Repurchased		165,771
Net Shares from Option - Moneta			0
Stock Appreciation Rights		22,930
Average Stock Appreciation Rights Price		$11.84
Total Exercise Cost		$271,491
Shares Repurchased		18,494
Net Shares from Stock Appreciation Rights			4,436

Gross Shares	9,695,500		10,054,691
Average Market Price		$14.68

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with each plan during the quarter.